Exhibit 4.3

AMENDMENT NO. 1 TO

SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) is made as of October 15, 2008 (the “Effective Date”) by and among Tengion, Inc. (the “Company”) and the Investors (as defined in the Agreement (as defined below)). This Amendment amends that certain SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”), dated as of September 24, 2007, by and among the Company and the Investors. All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

W I T N E S S E T H

WHEREAS, the undersigned parties, consisting of (i) the Company, (ii) each purchaser of the Company’s Series C Convertible Preferred Stock, par value $.001 per share, pursuant to that certain Series C Convertible Preferred Stock Purchase Agreement, dated as of the date hereof, who was not a party to the Agreement, (iii) Investors holding at least 75% of the outstanding shares of Series A Preferred held by the Investors, (iv) Investors holding at least 66 2/3% of the outstanding shares of Series B Preferred held by the Investors, and (v) Investors holding at least 66 2/3% of the outstanding shares of Series C Preferred held by the Investors, hereby desire to amend the Agreement pursuant to, and in accordance with, Section 6.3 of the Agreement, in the manner set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

1. Amendment to Definition of the “Purchase Agreement”. Effective as of the Effective Date, the first “WHEREAS” clause of the Agreement is hereby amended by deleting such clause in its entirety and replacing such clause with the following:

“WHEREAS, the Company has issued and sold and proposes to issue and sell an aggregate of up to 30,126,092 shares of its Series C Convertible Preferred Stock, par value $0.001 per share, (the “Series C Preferred”), to certain of the Investors pursuant to that certain Series C Convertible Preferred Stock Purchase Agreement, dated as of September 24, 2007 (the “Original Purchase Agreement”), and/or that certain Series C Convertible Preferred Stock Purchase Agreement, dated as of October 15, 2008 (the “Second Purchase Agreement”, and together with the Original Purchase Agreement, the “Purchase Agreement”);”

2. Definition of “Registrable Securities”. Effective as of the Effective Date, the definition of “Registrable Securities” in Section 1.3 of the Agreement is hereby amended by replacing the reference to “Rule 144(k)” contained in subclause (ii)(c) therein with phrase “subsection (b)(1) of Rule 144”

3. Amendment to Section 3.2 Notice of Proposed Transfer.

3.1 Effective as of the Effective Date, the parenthetical contained in subclause (a)(i) of Section 3.2 is hereby amended to read as follows “(it being agreed that Finn Dixon & Herling LLP, Ropes & Gray LLP and Dechert LLP shall be satisfactory)”.

3.2 Effective as of the Effective date, Section 3.2(a) of the Agreement is hereby amended by deleting the phrase, “including Rule 144(k)” from the end of the second subclause (ii) contained therein.

4. Amendment to Section 4.5(b). Effective as of the Effective Date, Section 4.5(b) is hereby amended to correct a typographical error by replacing the word “or” appearing as the first word in the parenthetical contained in subclause (iii) with the word “unless”.

5. Amendment to Section 5.1(f). Effective as of the Effective Date, Section 5.1(f) is hereby amended to correct a typographical error by amending such Section 5.1(f) as follows:

“(f) at least twenty (20) days prior to the beginning of each fiscal year of the Company, an annual operating plan with monthly and quarterly breakdowns (the “Budget”) for each fiscal year, including projected income statements, cash flows and balance sheets, on at least a quarterly basis for each fiscal year, together with a written description of all underlying assumptions and a brief written qualitative description of the Company’s operating plan in support of the budget for each fiscal year, as prepared by the Chief Executive Officer of the Company;”

6. Amendment to Article 5 Affirmative Covenants of the Company. Effective as of the Effective Date, Article 5 of the Agreement is hereby amended to include the following provision as Section 5.9:

“5.9 Series C Rights. In the event that any of the Company’s stockholders as of the date hereof are entitled to rights, preferences and privileges under the Company’s Third Amended and Restated Certificate of Incorporation, the Agreement or the Stockholders’ Agreement, each as amended through the date hereof, that are more favorable than those applicable to the holders of Series C Preferred (collectively, “Rights”), the Company shall take all corporate action reasonably necessary to afford the holders of Series C Preferred the benefits of such more favorable Rights.”

In addition, previously identified Section 5.9 of the Agreement is hereby renumbered accordingly as Section 5.10.

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7. Amendment to Section 6.1 Notices. Effective as of the Effective Date, the provision of this section referencing Heller Ehrman is hereby amended by deleting such provision in its entirety and replacing such provision with the following:

Goodwin Procter, LLP

Attn: Kevin T. Collins, Esq.

620 Eighth Avenue

New York, NY 10018

(212) 813-8809 (Telephone)

(212) 355-3333 (Fax)

8. Amendment to Section 6.2 Prior Agreement; Entire Agreement. Effective as of the Effective Date, the last sentence of Section 6.2 of the Agreement is hereby amended as follows:

“No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Investor Rights Agreement, as the same may be amended from time to time, shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Investor Rights Agreement.”

9. Amendment to Section 6.3 Modifications and Amendments. Effective as of the Effective Date, the Section 6.3 of the Agreement is hereby amended by deleting such section in its entirety and replacing such clause with the following:

“6.3 Modifications and Amendments. This Investor Rights Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of (i) the Company, (ii) Investors holding at least seventy-five percent (75%) of the then outstanding shares of Series A Preferred (on an as converted to Common Stock basis) held by the Investors, (iii) Investors holding 66 2/3% of the then outstanding shares of Series B Preferred (on an as converted to Common Stock basis) held by the Investors, and (iv) Investors holding 66 2/3% of the then outstanding shares of Series C Preferred (on an as converted to Common Stock basis) held by the Investors; provided, however, that in the event than any such amendment, modification or waiver causes an Investor to be treated materially unequal and adverse from any other Investor, the consent of that Investor shall be required; provided, further, however that Section 5.1 cannot be amended without the consent of all Rights Holders holding at least 500,000 shares of Preferred (as adjusted for stock splits, stock dividends, combinations and similar recapitalization events). Any waiver or consent hereunder shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.”

10. Amendment to Section 6.14 Confidentiality of Records. Effective as of the Effective Date, the Section 6.14 of the Agreement is hereby amended by adding the following sentence to the end of such section:

“The Company hereby acknowledges that Safeguard Scientifics, Inc. (“Safeguard”) is subject to the reporting requirements of the Exchange Act and may disclose in Safeguard’s periodic reports filed in accordance with the Exchange Act: (i) the terms and amount of Safeguard’s (or its affiliates’) investment in the Company, (ii) a brief description of the Company’s business and (iii) such other financial information pertaining to Safeguard’s investment in the Company as Safeguard reasonably determines is required to be disclosed pursuant to the Exchange Act; provided, however, that except as contemplated by this provision, Safeguard shall not make any such disclosures of information concerning the Company which has not been publicly disclosed by the Company prior to the proposed disclosure by Safeguard without the Company’s prior written consent.”

11. Amendment to Section 4.11(a) Directed Share Program. Effective as of the Effective Date, each use of the phrase “first anniversary of the date of this Investor Rights Agreement” in Section 4.11(a) of the Agreement is hereby amended by deleting such phrase and replacing such phrase with the language “first anniversary of the date of Amendment No. 1 to this Investor Rights Agreement”.

12.	Joinder of Additional Investors; Grant of Registration Rights.

12.1 Effective as of the Effective Date, each purchaser of the Company’s Series C Convertible Preferred Stock, par value $.001 per share, pursuant to the Second Purchase Agreement who was not a party to the Agreement, shall be hereby joined as a party to the Agreement and each is deemed to be included in the definition of “Investors” for all purposes under the Agreement. Effective as of the Effective Date, Schedule I of the Agreement is hereby amended by deleting such schedule in its entirety and replacing such schedule with Schedule I-A, attached hereto.

12.2 Effective as of the Effective Date, the undersigned parties, constituting 66 2/3% of the outstanding Registrable Securities (prior to the sale of Series C Preferred under the Second Purchase Agreement) hereby consent to Safeguard Delaware, Inc. being treated as a “Holder” for all purposes of the Agreement.

13. No Other Amendments. Except as expressly amended, modified and supplemented hereby, the provisions of this Amendment are and will remain in full force and effect and, except as expressly provided herein, nothing in this Amendment will be construed as a waiver of any of the rights or obligations of the parties under the Agreement.

14. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of Delaware, without giving effect to the conflict of law principles thereof.

15. Headings and Captions. The headings and captions of the various subdivisions of this Amendment or the Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

16. Counterparts. This Amendment may be executed in two or more counterparts (including facsimile copies thereof), and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17. Severability. In the event that it is determined that any provision, or any portion thereof, contained in the Agreement, as amended by this Amendment, shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that it shall be deemed enforceable, and as so limited shall remain in full force and effect. In the event that any such provision, or portion thereof, is deemed wholly unenforceable, the remaining provisions of this Agreement, as amended by this Amendment, shall nevertheless remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Second Amended and Restated Investor Rights Agreement or caused this Amendment No. 1 to Second Amended and Restated Investor Rights Agreement to be executed by their duly authorized representatives as of the date first written above.

TENGION, INC.

By:	/s/ Steven Nichtberger
Name:	Steven Nichtberger
Title:	President and CEO

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Second Amended and Restated Investor Rights Agreement or caused this Amendment No. 1 to Second Amended and Restated Investor Rights Agreement to be executed by their duly authorized representatives as of the date first written above.

                            INVESTORS:

BAIN CAPITAL VENTURE FUND 2005, L.P.
By:	Bain Capital Venture Partners, L.P.
its general partner
By:	Bain Capital Investors, LLC
its general partner

By:	/s/ James Nahirny
Name:	James Nahirny
Title:	Authorized Person

BROOKSIDE CAPITAL PARTNERS FUND, L.P.
By:	Brookside Capital Investors, L.P.
its general partner
By:	Brookside Capital Management, LLC
its general partner

By:	/s/ William Pappendick
Name:	William Pappendick
Title:	Authorized Person

BCIP ASSOCIATES III, LLC
By:	BCIP Associates III,
its sole member and manager
By:	Bain Capital Investors, LLC
its Managing Partner

By:	/s/ James Nahirny
Name:	James Nahirny
Title:	Authorized Person

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Second Amended and Restated Investor Rights Agreement or caused this Amendment No. 1 to Second Amended and Restated Investor Rights Agreement to be executed by their duly authorized representatives as of the date first written above.

BCIP ASSOCIATES III-B, LLC
By:	BCIP Associates III-B,
its sole member and manager
By:	Bain Capital Investors, LLC
its Managing Partner

By:	/s/ James Nahirny
Name:	James Nahirny
Title:	Authorized Person

RGIP, LLC

By:	/s/ Al Rose
Name:	Al Rose
Title:	Managing Member

DEERFIELD SPECIAL SITUATIONS FUND L.P.

By:	/s/ James Flynn
Name:	James Flynn
Title:	General Partner

DEERFIELD SPECIAL SITUATIONS FUND INTL L.P.

By:	/s/ James Flynn
Name:	James Flynn
Title:	General Partner

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Second Amended and Restated Investor Rights Agreement or caused this Amendment No. 1 to Second Amended and Restated Investor Rights Agreement to be executed by their duly authorized representatives as of the date first written above.

HEALTHCAP IV KB
By: HealthCap IV GP AB

By:	[Illegible]
Name:
Title:

HEALTHCAP IV, L.P.
By: HealthCap IV GP SA

By:	[Illegible]
Name:
Title:

HEALTHCAP IV BIS, L.P.
By: HealthCap IV GP SA

By:	[Illegible]
Name:
Title:

OFCO CLUB IV
By:	Odlander, Fredrikson & Co AB, as member and on behalf of all members, if any, of the OFCO Club IV

By:	[Illegible]
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Second Amended and Restated Investor Rights Agreement or caused this Amendment No. 1 to Second Amended and Restated Investor Rights Agreement to be executed by their duly authorized representatives as of the date first written above.

HORIZON TECHNOLOGY FUNDING COMPANY II, LLC
By:	Horizon Technology Finance Management LLC, its agent

By:	/s/ Robert D. Pomeroy, Jr.
Name:	Robert D. Pomeroy, Jr.
Title:	Chief Executive Officer

HORIZON TECHNOLOGY FUNDING COMPANY III, LLC
By:	Horizon Technology Finance Management LLC, its agent

By:	/s/ Robert D. Pomeroy, Jr.
Name:	Robert D. Pomeroy, Jr.
Title:	Chief Executive Officer

JOHNSON & JOHNSON
DEVELOPMENT CORPORATION

By:	/s/ Brad Vale
Name:	Brad Vale
Title:	Vice President

L CAPITAL PARTNERS SBIC, LP
By:	L Partners LP, its general partner
By:	L Capital Holdings, LLC, its general partner

By:	/s/ Ting Pau Oei
Name:	Ting Pau Oei
Title:	Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Second Amended and Restated Investor Rights Agreement or caused this Amendment No. 1 to Second Amended and Restated Investor Rights Agreement to be executed by their duly authorized representatives as of the date first written above.

OAK INVESTMENT PARTNERS XI, LIMITED PARTNERSHIP
By:	Oak Associates XI LLC, its general partner

By:	/s/ Ann H. Lamont
Name:	Ann H. Lamont
Title:	Managing Member

OXFORD FINANCE CORPORATION

By:	/s/ John G. Henderson
Name:	John G. Henderson
Title:	VP and General Counsel

QUAKER BIOVENTURES, L.P.
By:	QUAKER BIOVENTURES CAPITAL, L.P., its general partner
By:	QUAKER BIOVENTURES CAPITAL, LLC, its general partner

By:	/s/ Brenda D. Gavin
Name:	Brenda D. Gavin
Title:	Partner

QUAKER BIOVENTURES TOBACCO FUND, L.P.
By:	QUAKER BIOVENTURES CAPITAL, L.P., its general partner
By:	QUAKER BIOVENTURES CAPITAL, LLC, its general partner

By:	/s/ Brenda D. Gavin
Name:	Brenda D. Gavin
Title:	Partner

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Second Amended and Restated Investor Rights Agreement or caused this Amendment No. 1 to Second Amended and Restated Investor Rights Agreement to be executed by their duly authorized representatives as of the date first written above.

BIOADVANCE VENTURES, L.P.
By:	BIOADVANCE GP I, L.P., its general partner
By:	Quaker BIOADVANCE MANAGEMENT, L.P., its manager
By:	QUAKER BIOVENTURES MANAGEMENT, LLC, its general partner

By:	/s/ Brenda D. Gavin
Name:	Brenda D. Gavin
Title:	Partner

SAFEGUARD SCIENTIFICS, INC.

By:	/s/ Steven J. Grenfell
Name:	Steven J. Grenfell
Title:	Vice President

SCHEER INVESTMENT HOLDINGS V, LLC

By:	/s/ David I. Scheer
David I. Scheer
Managing Member

SILLS CUMMIS EPSTEIN & GROSS P.C.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Second Amended and Restated Investor Rights Agreement or caused this Amendment No. 1 to Second Amended and Restated Investor Rights Agreement to be executed by their duly authorized representatives as of the date first written above.

Nancy Bachrach

Donald Bergmann

/s/ Timothy A. Bertram
Timothy A. Bertram

Kevin Butler

Paul Chang

George D. Landau

/s/ Eileen More
Eileen More

/s/ Joseph Neubauer
Joseph Neubauer

/s/ Jeanette Lerman-Neubauer
Jeanette Lerman-Neubauer

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Second Amended and Restated Investor Rights Agreement or caused this Amendment No. 1 to Second Amended and Restated Investor Rights Agreement to be executed by their duly authorized representatives as of the date first written above.

/s/ Steven A. Nichtberger
Steven A. Nichtberger

/s/ Brian J. G. Pereira
Brian J. G. Pereira

LORIN J. RANDALL AND PATRICIA J. MAPPS, TENANTS BY THE ENTIRETIES

By:	/s/ Lorin J. Randall
Lorin J. Randall

By:	/s/ Patricia J. Maps
Patricia J. Maps

Ira A. Rosenberg

/s/ Gary L. Sender
Gary L. Sender

Gary Arlen Smith

/s/ Mark Stejbach
Mark Stejbach

Tony Vernon

/s/ Richard Zeckhauser
Richard Zeckhauser

SCHEDULE I

INVESTORS

Oak Investment Partners XI, Limited Partnership

c/o Oak Investment Partners

One Gorham Island

Westport, CT 06880

Attn: Ann Lamont

(203) 226-8346 (Telephone)

(203) 227-0372 (Fax)

With a copy to:

Finn Dixon & Herling LLP

One Landmark Square

Suite 1400

Stamford, CT 06901-5000

Attn: Michael J. Herling

(203) 325-5000 (Telephone)

(203) 348-5777 (Fax)

HealthCap IV KB and OFCO Club IV

Strandvagen 5B

S-11451 Stockholm

Sweden

46-8-442-5863 (Telephone)

46-8-442-58-79 (Fax)

Attn: Carl-Johan Dalsgaard

With a copy to:

Simpson, Thacher & Bartlett

3330 Hillview Avenue

Palo Alto, California 94304

Attn: Deanna Chechile

(650) 251-5000 (Telephone)

(650) 251-5002 (Fax)

HealthCap IV, L.P. and HealthCap IV Bis, L.P.

c/o Odlandar Fredrikson SA

18 Avenue D’Ouchy

CH-1006 Lausanne

Switzerland

Attn: Hampus Hillerstrom

41-21-614-3500 (Telephone)

41-21-601-5544 (Fax)

With a copy to:

Simpson, Thacher & Bartlett

3330 Hillview Avenue

Palo Alto, California 94304

Attn: Deanna Chechile

(650) 251-5000 (Telephone)

(650) 251-5002 (Fax)

Johnson and Johnson

Development Corporation

1 Johnson & Johnson Plaza

New Brunswick, New Jersey 08933

Attn: Brad Vale

(650) 564-2384 (Telephone)

(650) 564-3514) (Fax)

With a copy to:

Dechert LLP

1095 Avenue of the Americas

New York, NY 10036

Attn: Kristopher Brown

(212) 698-3679 (Telephone)

(212) 314-0006 (Fax)

L Capital Partners SBIC, LP

10 East 53rd Street-37th Floor

New York, N.Y. 10022

With a copy to:

Pepper Hamilton LLP

3000 Two Logan Square

18th & Arch Street

Philadelphia, Pennsylvania 19103

Attn: Bruce K. Fenton

(215) 981-4000 (Telephone)

(215) 981-4750 (Fax)

Scheer Investment Holdings V, LLC

250 West Main Street

Branford, Connecticut 06405

Attn: David Scheer

(203) 481-0767 (Telephone)

(203) 481-4164 (Fax)

Eileen More

Steven Nichtberger

Ira Rosenberg

c/o Sills Cummis Epstein & Gross P.C.

One Riverfront Plaza

Newark, New Jersey 07102

(973) 643-7000 (Telephone)

(973) 643-6500 (Fax)

Sills Cummis Epstein & Gross P.C.

One Riverfront Plaza

Newark, New Jersey 07102

Attention: William Rebarick

(973) 643-7000 (Telephone)

(973) 643-6500 (Fax)

Gary Sender

Donald Bergmann

Tim Bertram

Kevin M. Butler

Nancy Bachrach

Tony Vernon

Richard Zeckhauser

George D. Landau

Gary Arlen Smith

Joseph Neubauer and Jeanette Lerman-Neubauer

Bain Capital Venture Fund 2005, L.P.

c/o Bain Capital, LLC

111 Huntington Avenue

Boston, MA 02199

Facsimile No: (617) 516-2010

Brookside Capital Partners Fund, L.P.

c/o Bain Capital, LLC

111 Huntington Avenue

Boston, MA 02199

Facsimile No: (617) 516-2010

BCIP Associates III, LLC

c/o Bain Capital, LLC

111 Huntington Avenue

Boston, MA 02199

Facsimile No: (617) 516-2010

BCIP Associates III-B, LLC

c/o Bain Capital, LLC

111 Huntington Avenue

Boston, MA 02199

Facsimile No: (617) 516-2010

RGIP, LLC

c/o Ropes & Gray LLP

One International Place

Boston, MA 02110

Attn: Joel F. Freedman, Esq.

Facsimile No: (617) 951-7050

Quaker Bioventures L.P.

Cira Centre

2929 Arch Street

Philadelphia, PA 19104-2868

Quaker Bioventures Tobacco Fund, L.P.

Cira Centre

2929 Arch Street

Philadelphia, PA 19104-2868

Bioadvance Ventures, L.P.

c/o The Biotechnology Greenhouse Corporation of Southeastern Pennsylvania

Attention: President

3701 Market Street

Philadelphia, PA 19104

with a copy to:

Bioadvance Ventures, L.P.

c/o Quaker Bioventures L.P.

Cira Centre

2929 Arch Street

Philadelphia, PA 19104-2868

Horizon Technology Funding

Company II LLC

76 Batterson Park Road

Farmington, CT 06032

Horizon Technology Funding

Company III LLC

76 Batterson Park Road

Farmington, CT 06032

Paul Chang

Oxford Finance Corporation

133 North Fairfax Street

Alexandria, VA 22314

Deerfield Special Situations Fund L.P.

780 Third Ave, 37th Floor

New York, NY 10017

Deerfield Special Situations Fund Int’l Ltd.

780 Third Ave, 37th Floor

New York, NY 10017

Safeguard Scientifics, Inc.

435 Devon Park Drive

Building 800

Wayne, PA 19087

Lorin J. Randall and Patricia J. Maps, Tenants By The Entireties

Mark Stejbach

Brian J. G. Pereira

President & Chief Executive Officer

AMAG Pharmaceuticals, Inc.

100 Hayden Avenue

Lexington, MA 02421